Exhibit 5(a)

[Letterhead of Gibson, Dunn & Crutcher LLP]

January 25, 2011

Stratus Technologies Bermuda Holdings Ltd. and
Stratus Technologies Ltd.
Cumberland House, 9th Floor
One Victoria Street
Hamilton HM 11, Bermuda

Stratus Technologies, Inc.
111 Powdermill Road
Maynard, MA 01754-3409

Re:	Stratus Technologies Bermuda Holdings Ltd.
Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as special New York counsel to Stratus Technologies Bermuda Holdings Ltd., a Bermuda exempted limited liability company (“Holdings”), Stratus Technologies Bermuda Ltd., a Bermuda exempted limited liability company (the “Bermuda Issuer”), Stratus Technologies, Inc., a Delaware corporation (the “U.S. Issuer” and, together with the Bermuda Issuer, the “Issuers”), Stratus Technologies Ireland Limited, an Irish limited liability company (“Stratus Ireland”), SRA Technologies Cyprus Limited, a Cyprus limited liability company (“SRA Cyprus”), Cemprus Technologies, Inc., a Delaware corporation (“Cemprus Technologies”), and Cemprus, LLC, a Delaware limited liability company (“Cemprus” and, collectively with Stratus Ireland, SRA Cyprus and Cemprus Technologies, the “Subsidiary Guarantors”), in connection with the registration, on a Registration Statement on Form F-4 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), of 215,000 Units (the “New Units”), each consisting of $480 principal amount of 12% Senior Secured Notes due 2015 of the Bermuda Issuer (the “New Bermuda Notes”) and $520 principal amount of 12% Senior Secured Notes due 2015 of the U.S. Issuer (the “New U.S. Notes” and, collectively with the New Bermuda Notes, the “New Notes”), and the related guarantees of Holdings, the Issuers and the Subsidiary Guarantors.

The New Units will be offered (the “Exchange Offer”) in exchange for a like principal amount of the Issuers’ outstanding Units (the “Old Units”), each consisting of $480 principal amount of outstanding 12% Senior Secured Notes due 2015 of the Bermuda Issuer (the “Old Bermuda Notes”) and $520 principal amount of outstanding 12% Senior Secured Notes due 2015 of the U.S. Issuer (the “Old U.S. Notes” and, collectively with the Old Bermuda Notes, the “Old Notes”). The Exchange Offer is being made pursuant to the Registration Rights Agreement, dated as of April 8, 2010 (the “Registration Rights Agreement”), by and between Holdings, the Issuers and the Subsidiary Guarantors, on the one hand, and Jefferies & Company, Inc., as initial purchaser (the “Initial Purchaser”), on the other hand. The Registration Rights Agreement was executed in connection with the private placement of the Old Units.

The Old Units were issued and the New Units will be issued pursuant to an Indenture, dated as of April 8, 2010 (the “Indenture”), by and between the Issuers and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Pursuant to the terms of the Indenture, the obligations of the Bermuda Issuer under the New Bermuda Notes will be guaranteed, jointly and severally, on a senior secured basis by Holdings, the U.S. Issuer and the Subsidiary Guarantors (the “Bermuda Note Guarantees”), and the obligations of the U.S. Issuer under the New U.S. Notes will be guaranteed, jointly and severally, on a senior secured basis by Holdings, the Bermuda Issuer and the Subsidiary Guarantors (the “U.S. Note Guarantees”). The New Units and the Indenture are each governed by the internal laws of the State of New York.

In rendering this opinion, we have examined the Registration Statement, the Indenture, the form of the New Units and the form of the New Notes (collectively, the “Documents”), and have also made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents, as we have considered necessary or appropriate for purposes of this opinion. As to factual matters, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of Holdings, the Issuers and the Subsidiary Guarantors and others. In our examination, we have assumed without independent investigation that the signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and competency, the documents submitted to us as originals are authentic, and the documents submitted to us as copies conform to the originals. We have also assumed that the Registration Statement shall have been declared effective under the Securities Act, its effectiveness shall not have been rescinded or terminated, and the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended.

We are not admitted or qualified to practice law in Bermuda, Ireland or Cyprus. Therefore, in rendering this opinion, we have relied upon the opinions of Cox Hallett Wilkinson Limited, A&L Goodbody, and Mouaimis & Mouaimis, each filed as an exhibit to the Registration Statement, with respect to matters governed by the laws of Bermuda, Ireland and Cyprus, respectively, and our opinion is subject to each of the qualifications, exceptions, assumptions and limitations contained in such other opinions.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations contained herein, we are of the opinion that:

1. The New Units and underlying New Notes, when duly executed and delivered by or on behalf of the Issuers in the form contemplated by the Indenture and upon the terms set forth in the Registration Statement and authenticated by the Trustee, and issued and delivered in exchange for the Old Units in the manner described in the Registration Statement, will constitute legal, valid and binding obligations of the Issuers enforceable in accordance with their terms.

2. The Bermuda Note Guarantees, when the New Bermuda Notes shall have been duly executed and delivered by or on behalf of the Bermuda Issuer in the form contemplated by the Indenture and upon the terms set forth in the Registration Statement and authenticated by the Trustee, and when the New Units and underlying New Bermuda Notes have been issued and delivered in exchange for the Old Units in the manner described in the Registration Statement, will constitute legal, valid and binding obligations of Holdings, the U.S. Issuer and the Subsidiary Guarantors enforceable in accordance with their terms.

3. The U.S. Note Guarantees, when the New U.S. Notes shall have been duly executed and delivered by or on behalf of the U.S. Issuer in the form contemplated by the Indenture and upon the terms set forth in the Registration Statement and authenticated by the Trustee, and when the New Units and underlying New U.S. Notes have been issued and delivered in exchange for the Old Units in the manner described in the Registration Statement, will constitute legal, valid and binding obligations of Holdings, the Bermuda Issuer and the Subsidiary Guarantors enforceable in accordance with their terms.

The foregoing opinions are also subject to the following additional qualifications, exceptions, assumptions and limitations:

A. Our opinion is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers or distributions by corporations to stockholders) and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law and (iii) the provisions of Article IX of the Certificate of Incorporation of Cemprus Technologies, which relate to compromises or arrangements between a corporation and creditors or stockholders.

B. We express no opinion regarding the effectiveness of (i) any waiver (whether or not stated as such) under the Documents, or any consent thereunder relating to any unknown future rights, or any waiver of stay, extension or usury laws or of unknown future rights, (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, (iii) any provision that would require payment of any unamortized original issue discount (including any original issue discount at which the Old Securities were issued), or (iv) any purported fraudulent transfer “savings” clause.

C. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America and the Delaware General Corporation Law and Delaware Limited Liability Company Act. This opinion is limited to the effect of the present state of the laws of the State of New York, the United States of America and, to the limited extent set forth above, the State of Delaware, to the current judicial interpretations thereof, and to the facts as they presently exist on the date hereof. We are not admitted to practice law in the State of Delaware, but we are generally familiar with the DGCL and the DLLCA, as currently in effect, and have made such inquiries as we considered necessary to render our opinions. We assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement in the event of changes in such laws or the interpretations thereof or in the event of changes in such facts.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” contained in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP